Exhibit 10(i)

               MINING LEASE WITH OPTION TO PURCHASE

     THIS MINING LEASE AGREEMENT MADE AND ENTERED INTO on this 19th day of April, 2004, by and between NORTH BECK JOINT VENTURE, L.L.C., a Utah limited liability company (hereinafter referred to as "Lessor") and VALLEY HIGH MINING COMPANY., a Nevada corporation (hereinafter referred to as "Lessee").

     IN CONSIDERATION of a total of 5,000,000 (five million) post-merger/change of domicile "restricted" common capital shares of Lessee to be issued to and in the name of Lessor, par value $0.001 per share, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor does hereby grant, demise and let exclusively unto Lessee for the duration and for the purposes herein specified, all of Lessor's right, title and interest in and to the following described patented lode mining claims comprising 470.097 acres, more or less, and situated in the Tintic Mining District of Juab County, State of Utah; including all dips, spurs and appurtenant rights, including water rights, hereinafter collectively referred to as the "Leased Premises."

      FOR "LEASED PREMISES" DESCRIPTION, SEE EXHIBIT "A"
             ATTACHED HERETO AND MADE A PART HEREOF

                  I.  EXCLUSIVE RIGHTS GRANTED

     1.1 The Leased Premises are hereby leased exclusively to Lessee and its successor-in-interest for the following purposes, all or any of which may be performed by Lessee in such manner and at such time or times as Lessee may determine in its absolute discretion, subject to the terms hereof:

     a. Exploring and prospecting for, developing, mining, excavating, leaching, milling, processing and smelting, whether by open pit, underground, strip mining, solution mining, heap leaching, or any other methods deemed desirable by Lessee in its sole discretion, all minerals, ores, valuable rocks, rare earths and materials of all kinds, including mine dumps and tailings (hereinafter collectively referred to as "Leased Substances");

     b. Processing, concentrating, beneficiating, treating, milling, smelting, shipping, selling and otherwise disposing of the Leased Substances and receiving the proceeds of any such sale;

     c. Erecting, constructing, maintaining, using and operating in and on the Leased Premises such buildings, structures, machinery, facilities and equipment as Lessee deems necessary; and

     d. Engaging in any other activity that Lessee deems reasonable and necessary to achieve the foregoing purposes.

                        II.  TERM OF LEASE

     2.1 The term of this Mining Lease shall be for five (5) years from the effective date set forth above, and may be renewed by Lessee for successive five (5) year periods upon substantially the same terms and provisions as set forth herein based upon the then-capital structure of the Lessee, until declared forfeited and canceled by Lessor or relinquished by Lessee as provided herein. Lessee shall give Lessor written notice of each renewal at least thirty (30) days prior to expiration of the respective five-year term.

               III. ADVANCE ROYALTY AND WORK COMMITMENT

     3.1 A portion of the "restricted" stock received by Lessor shall constitute an Advance Royalty paid the Lessor as initial consideration upon execution of this Mining Lease. Such shall further constitute the minimum advance royalty on or before the anniversary date of each succeeding lease year.

     3.2 Lessee shall be entitled to a $30,000 credit in the amount of all such Advance Royalties paid against Production Royalties otherwise owing to Lessor pursuant to Article IV of this Lease.

     3.3 Lessee shall perform exploration, mining, development, production, processing or any other activity ("work" herein) which benefits the Leased Premises at a minimum cost of $15,000 for each successive five (5) year term during the term of this Mining Lease and commencing on the date of this Lease. All work on other lands within 500 feet of the boundary of any portion of the Leased Premises shall be deemed to benefit the Leased Premises for the work commitment if such work is part of an overall plan or project that includes the Leased Premises. All costs expended for work in excess of $15,000 for any five (5) year term shall accrue and be applied to the work commitment for the next successive 5-year term only; however, the maximum amount that can so accrue for the next succeeding lease term shall be no more than $15,000.

     3.4 In the event that Lessee does not perform work in the amount of the entire $15,000 minimum expenditure (which amount will include any excess amount accrued from the prior five year term), Lessee shall pay Lessor the amount of any such shortage in cash. Within 30 days after the end of each five (5) year term, Lessee shall submit an accounting report of the expenditures toward the work commitment and a report containing factual, non-interpretive data concerning the work of Lessee during the preceding 5-year term. On or before August 10 of each year, a separate one-year report shall be prepared and furnished to Lessor containing factual, non-interpretive data concerning work of Lessee, if any, during the preceding calendar year.

     3.5. The breach, by Lessee, of paragraphs 3.3 and/or 3.4 above shall entitle Lessor to immediately terminate the Lease and in such event, Lessor waives the right to sue for monetary damages.

                     IV.  PRODUCTION ROYALTY

     4.1 In addition to the consideration set forth herein, Lessee shall pay Lessor a Three and One Half percent (3.5%) Net Smelter Royalty on all mineral bearing ores.

     4.2 The payment of Production Royalty shall be made not more than 45 days after the close of the month during which the payment is received from the smelter or buyer on which such Royalty is calculated.

     4.3 "Net Smelter Returns" shall mean the net amount of money received by Lessee from the sale of Leased Substances to a smelter, refinery or other buyer, after deduction of costs of transportation to point of sale and costs of any concentration of Leased Substances prior to delivery to the smelter, refinery or other buyer, and less the deduction of all cost, penalties or charges required by said smelter, refinery or other buyer to be paid by Lessee as a condition of sale. In the event a Leased Substance is sold to any buyer other than a smelter, all costs incurred by Lessee after mining for processing or treating such substances, including refining, shall be deductible costs.

     4.4 The payment of Production Royalty shall be made not more than 45 days after the close of the month during which the payment is received from the smelter or buyer on which such Royalty is calculated.

     4.5 All Leased Substances which the Lessee chooses to market shall be marketed at the best terms reasonably obtainable, with due regard to freight differentials, and if such ores or concentrates or other products shall be treated at a smelter or refinery of Lessee, the smelter or refinery schedules used for determining the Net Smelter Returns thereon shall not be less favorable than the terms and conditions either being offered to others or being contracted with others at the time for products of like character and in similar quantities for delivery to Lessee's smelters or refineries.

     4.6 Lessee shall be entitled to credit all Advance Royalty payments paid to Lessor pursuant to Article III of this Mining Lease against all Production Royalties payable to Lessor under this Article IV.

            V.  INSPECTION, REPORTS, BOOKS AND RECORDS

     5.1 Lessor, or its duly authorized agent or representative, shall be permitted to enter into or upon the Leased Premises for the purpose of inspection, at all reasonable times during business hours, after 48 hours advance notice in writing to Lessee. Lessor shall enter upon said Leased Premises at Lessor's own risk and so as not to hinder the operations of Lessee. Lessor shall indemnify and hold harmless Lessee from any damage, claim or demand arising from the entry or inspection by Lessor or its agent or representatives, or any of them, on the Leased Premises or the approaches thereto.

     5.2 The books and records of Lessee insofar as they relate to operations on the Leased Premises pursuant to this Mining Lease shall be open to inspection and copying by Lessor or its duly authorized representatives, at the expenses of Lessor, during regular business hours, after 48 hours advance request in writing to Lessee. Within twenty-four (24) months after the end of each calendar year, Lessor may at its sole cost and expense make or have made an audit of the accounts and records of Lessee concerning operations on the Leased Premises for that calendar year; provided that Lessor may audit the accounts for a calendar year only once and provided further that Lessor must notify Lessee in writing of its intention to cause such an audit to be made sixty (60) days in advance of such date.

                    VI.  DATA ON THE PROPERTY

     6.1 Upon execution of this Mining Lease, Lessor will provide Lessee with access to all data concerning the Leased Premises then in possession of Lessor or its agents. Lessee shall have the right to make and remove copies of all such data at the expense of Lessee, but Lessee shall not remove original documents without written consent of Lessor. Lessee hereby acknowledges that Lessor has provided all data in its possession.

        VII.  PROTECTION FROM LIENS, DAMAGES AND LIABILITY

     7.1 Lessee shall keep the Leased Premises free and clear of liens for labor done or performed or materials furnished on or for the development or operation of the Leased Premises under this Mining Lease. Lessee will not be considered in breach of this provision so long as Lessee, in good faith, contests the validity of any liens or claims against the Leased Premises.

     7.2 Lessee shall indemnify and shall hold harmless Lessor and all of Lessor's partners, agents, and employees, and each of them, from and against any and all obligations, debts, loss, damage, claims, demands, suits, controversies, costs, fees, liens, encumbrances, and liabilities whatsoever, including attorneys' fees, in any way resulting from or arising out of any failure by Lessee to abide by any material term of the Mining Lease or any negligent or intentional act or omission by Lessee's contractors arising out of or in connection with the operations and activities of Lessee hereunder, or out of its possession and occupancy of the Leased Premises, including environmental costs resulting from Lessee's operations, or from any similar actions by the public during the term of this Mining Lease. Lessor shall not be responsible or liable for any loss or damage to Lessee or to Lessee's property or business that may be occasioned by or through acts or omissions of persons or entities (other than for negligent or reckless acts or willful misconduct or omissions by Lessor or any of its partners, agents or employees) occupying, using, or passing over any part of the Leased Premises. Lessee shall use and occupy the Leased Premises at its own risk, and hereby releases Lessor, to the full extent permitted by law, from all claims of every kind or nature, including claims for loss of life, personal or bodily injury, or property damage except as otherwise excluded herein.

     7.3 Lessor is informed that the Environmental Protection Agency (EPA) is involved in a Super Fund clean-up project in the City of Eureka, Utah, an area near the Leased Premises. This project is based on alleged lead contamination in the yards of Eureka city dwellers, contamination that is allegedly the result of mining in the Tintic Mining District. (The actual cause of the alleged contamination is the fact that Eureka city dwellers reportedly took and used a variety of mineral tailings for fill dirt in their front and back yards.) This project has been reported in local newspapers. While Lessor does not believe that it has any liability whatsoever for creating any lead contamination in the City of Eureka, Lessor cannot guarantee that the EPA will not pursue it, along with other, similarly situated landowners, for reimbursement of part of the cost of such clean-up project. Accordingly, Lessor hereby indemnifies and holds Lessee harmless from and against any claim by the EPA or some similar state agency based solely on past mining contamination or violations. In the event the EPA or a similar state agency brings suit against Lessee as a person in the chain of title, Lessor further agrees to defend any such suit on Lessee's behalf at its sole cost and expense.

                    VIII.  COMPLIANCE WITH LAW

     8.1 In conducting its operations hereunder, Lessee will cause all work, development and mining to be done in a careful and miner-like manner, and Lessee shall fully comply with the terms and provisions of worker's compensation laws and other laws governing its operations under this Mining Lease, including but not limited to any mining or environmental obligation, under existing or hereafter enacted legislation.

                    IX.  TERMINATION BY LESSEE

     9.1 Lessee shall have the continuing right to terminate this Mining Lease at any time and to surrender the Leased Premises to Lessor by giving Lessor written notice thereof at least 30 days prior to the stated date of termination.

     9.2 In the event of termination, all sums theretofore paid Lessor by Lessee shall, except in the case of manifest error, be retained by Lessor, and all obligations of Lessee to make payments (expect those accruing prior to the date to termination) and perform any other obligation set forth in this Mining Lease shall terminate.

     9.3 In the event of termination, Lessee, upon request by Lessor, shall make, execute, acknowledge and deliver to Lessor a written relinquishment of this Mining Lease in recordable form.

                           X.  DEFAULT

     10.1 Lessee shall be in default hereunder if either of the following shall occur:

          a. Lessee fails to fulfill an obligation to Lessor, or does not in good faith contest in writing the particular obligation, within thirty (30) days after receipt by Lessee of written notice from Lessor that a required obligation has become due and has not been satisfied; or

          b. Lessee fails to perform any of the other covenants or agreements herein contained, and such failure continues for a period of 60 days after receipt by Lessee of written notice from Lessor of such failure, stating how it may be cured, and Lessee is not diligently proceeding to cure such failure or is not in good faith contesting the claimed failure.

     10.2 In the event of default by Lessee as provided above, Lessor may at once enter into and upon the Leased Premises or any part thereof and declare a forfeiture and cancellation of this Mining Lease.

                    XI.  REMOVAL OF EQUIPMENT

     11.1 During the term hereof, Lessee is granted exclusive use of all structures, improvements and personal property located on the Leased Premises and owned by Lessor as of the date of this Mining Lease. Lessee acknowledges the existence of a grazing lease held by Mr. Tim Hannifin, Jr., as of the date hereof and will determine ownership of any structures or personal property on the Leased Premises prior to use.

     11.2 In the case of a valid forfeiture, surrender or other termination of this Mining Lease, Lessee shall have the right for a period of one hundred eighty (180) days to remove from the Leased Premises all warehouse stocks, merchandise, materials, tools, hoists, compressors, engines, motors, pumps, transformers, electrical accessories, metal or wooden tanks and mine cars and any and all other machinery, trade-fixtures and equipment erected or placed in or upon sad Leased Premises by it, except only rails, mine timbers, installed pipes and connections. All property not removed within said period shall be deemed abandoned to Lessor, unless such period is extended by agreement of Lessee and Lessor or by reason of force majeure as defined herein.

                           XII.  TITLE

     12.1 Lessor warrants and covenants that it holds title and is in actual and exclusive possession of the Leased Premises free and clear from all grants, sales, liens, defects, adverse claims and encumbrances of any kind. Lessor shall deliver said actual, peaceful and exclusive possession of the Leased Premises to Lessee for the Term of this Mining Lease, and during the Term of this Mining Lease Lessor shall not encumber or burden title to the Leased Premises in any way without the prior written consent of Lessee.

     12.2 Lessor agrees to furnish Lessee such abstract, deeds or other evidence of title as may be in Lessor's possession and control, and to allow and cooperate with Lessee, at Lessee's option and expense, to have abstracts brought to date and to take such steps and proceedings to establish title as Lessee shall deem advisable. Lessee hereby acknowledges that Lessor has provided all title information in its possession.

     12.3 Lessee is aware of Lessor's separate grazing lease with Mr. Tim Hannifin, Jr., and Lessee affirms the rights of the Grazing Lessee to conduct grazing operations on the Leased Premises, provided the same do not interfere with Lessee's rights hereunder.

                       XIII.  FORCE MAJEURE

     13.1 The obligations of Lessee hereunder shall be suspended to the extent and for the period that performance of any of Lessee's obligations hereunder is prevented by any cause, whether foreseeable or unforeseeable, which are determined to be beyond Lessee's reasonable control (hereinafter "an event of force majeure") including, without limitation any of the following, acts of nature; labor disputes; strikes or threats of strike; fire; explosion; earthquake; storm; flood; landslide; avalanche; drought or other adverse weather condition; interruption or delay in transportation; war ; insurrection; riot; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain, on reasonably acceptable terms, any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective, enforcement of federal, state or local environmental standards; unavoidable casualties; shortage of labor, equipment, fuel, material, parts, supplies, services or equipment; plant breakdown; or any disabling cause, whether similar or dissimilar to the foregoing enumeration.

     13.2 If an event of force majeure occurs, the suspension of Lessee's performance hereunder during such occurrence shall not be deemed a breach of the Mining Lease, and the Term of this Mining Lease shall be extended for a time period equal to the duration of such suspension. Lessee shall promptly give notice to Lessor of the suspension of performance, stating therein the cause and duration thereof. Lessee agrees to use reasonable diligence to remove such causes of suspension as may occur from time to time, but shall not be required to settle strikes or other labor difficulties contrary to its own judgment.

                          XIV.  NOTICES

     14.1 All notices, payments and elections required, permitted or requested hereunder shall be made in writing and delivered personally or made in writing and sent by regular mail, facsimile transmission or e-mail (except notice of termination or default, which shall be sent by certified mail, return receipt requested), addressed as follows:

     To Lessor:     NORTH BECK JOINT VENTURE, LLC
               2435 South Scenic Drive
               Salt Lake City, Utah  84109-1481

     To Lessee:     VALLEY HIGH MINING COMPANY
               c/o MABEY & COOMBS, L.C.
               3098 South Highland Drive, Suite 323
               Salt Lake City, Utah  84106-6001
               Fax No. 801-467-3256

unless otherwise changed or modified by written request of the recipient party.

                     XV.  COMMINGLING OF ORE

     15.1 Lessee may commingle ore from the Leased Premises with ore from other properties, either before or after concentration or benificiation, so long as the data necessary to determine the weight and grade both of the ore removed from the Leased Premises and from the premises with which it is commingled, are obtained by Lessee. Lessee shall then use that weight and grade data to allocate Net Smelter Returns from the commingled ore between the Leased Premises and the other properties from which the commingled ore was removed. All such weight, grade and allocation calculations by Lessee shall be done in a manner recognized by the mining industry as practical and sufficient at that time.

                           XVI.  TAXES

     16.1 Lessee agrees to pay all taxes assessed against the Leased Premises during the term hereof (expect federal, state or local taxes assessed on income) including, but not limited to, ad valorem property taxes, net proceeds or mine taxes, and all taxes for ores mined and ores treated under this Mining Lease. Payment of such taxes shall be made prior to the delinquency date of the tax.

                XVII.  INCIDENTAL USE OF PROPERTY

     17.1 Lessee may possess, occupy and use, in the course of and as pertinent to its operations in the vicinity of, or upon the Leased Premises, all or any of the structures owned by Lessor located upon or within the Leased Premises. Lessee shall maintain in reasonably good state of repair all such structures which it elects to use to which it is granted exclusive use within the scope of such grant in Article XI, except for the ordinary wear and tear and reasonable depreciation resulting from Lessee's said use and possession. During the period of use by Lessee, Lessee shall pay the insurance, power, light and miscellaneous costs that accrue on such structures as Lessee elects to use. Lessor makes no warranty as to the condition or safety of any structures upon the Leased Premises and Lessee agrees to accept the risk of loss resulting from its use of structures.

                        XVIII.  ASSIGNMENT

     18.1 Each party reserves the right to assign or convey all or part of its interest in this Mining Lease or the Leased Premises to any person or entity, and any such assignment shall be made expressly subject to the terms hereof. No such assignment shall be valid and effective until the assigning party has delivered written notice of such assignment to the other party.

                         XIX.  INUREMENT

     19.1 The terms, provisions, covenants, warranties and agreements herein contained shall extend to, be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties.

                     XX.  MEMORANDUM OF LEASE

     20.1 Lessor and Lessee agree to execute a Memorandum setting forth the basic terms and conditions of this Mining Lease. Said Memorandum may be recorded in all public records where such documents are customarily recorded. Lessor and Lessee agree that this Mining Lease shall not be recorded.

                    XXI.  PUBLIC ANNOUNCEMENTS

     21.1 Except as to public disclosures which are required by law or regulations, all public announcements in respect of this Mining Lease shall be made only after both Lessor and Lessee have each consented, in writing, to the form and content of said announcement.

                   XXII.  OPTION TO PURCHASE

     Lessor grants to Lessee the sole and exclusive option to purchase all of Lessor's right, title and interest in the property (the Leased Premises) for a total purchase price of THREE MILLION dollars ($3,000,000.00) (hereinafter referred to as the "Purchase Price"). Exercise of the option shall be effective upon delivery of written notice thereof to Lessor at Lessor's business address or the address of Lessor's registered agent. Lessee shall deliver to Lessor a negotiable instrument in the full amount of the Purchase Price in exchange for a properly executed and acknowledged Mining Deed in recordable form. Closing shall occur within sixty (60) days after exercise of the option.

     IN WITNESS WHEREOF, the parties undersigned warrant that they are properly authorized to bind their respective organizations and enter into this Mining Lease according to all terms and provisions hereof, effective as of the day and year first above written.

                    Lessor:
                    NORTH BECK JOINT VENTURE, a Utah limited liability
                      company


                    By:  /s/John Michael Coombs
                         John Michael Coombs, Managing Member


                    Lessee:
                    VALLEY HIGH MINING COMPANY, a Nevada corporation


                    By:  /s/John Michael Coombs
                         John Michael Coombs, President

                          Exhibit "A"

to the Mining Lease with Option to Purchase dated April 19, 2004, by and between North Beck Joint Venture, a Utah LLC, as Lessor, and VALLEY MINING COMPANY, a Nevada corporation, as Lessee, and covering the following patented lode mining claims situate in the State of Utah, County of Juab, Tintic Mining District to wit:

              TOWNSHIP 10 SOUTH, RANGE 3 WEST, USB&M
                     SECTIONS 11, 12, 13, 24

CLAIM NAME                                   SURVEY  OR ACRES     LOT NUMBER

Broad Zone, Seneca & Peninsula Lodes                   # 279        34.24
Lulu Lode                                              #4306        12.238
Peru Lode                                              # 341        20.090
Wedge Lode                                             #4448         1.667
Sidehill & Sacramento Lodes                            # 343        12.240
Pinion & Fraction Lodes                                #4553        12.859
Black Warrior #3 Lode                                  #4620         6.318
Black Warrior & Fraction Lodes                         #4552        24.789
West Cable, Cable Fraction, Columbia Hancock,
    San Juan & Argo Lodes                              #3283        42.339
Magazine Lode                                          #6622         3.041
Victor #2 Lode                                         #3275        13.652
Revenue, Manhattan, Outcast Lodes                      #3277        61.025
Stipended Lode                                         #3276        18.750
Mary Ellen Lode                                        #4101         2.305
Last Resort Lode                                       #3215        20.659
Rescue Lode                                            #5347        16.958
North Beck & Jorave Lodes                              #6796         8.630
North Bear, North Bear Fraction, North Seneca Lodes    #6795        28.732
Damfino Lode                                           # 262        20.511
Mamie Consolidated Lode                                #4584        13.307
Equator, Cable Lode and Jumbo Lode                     #4302
                                                       #4303
                                                       #4304        16.323
Magnet Lode                                            #3968        20.661
Bellmont Lode                                          #4789        19.111
Blossom Lode                                           #4556         0.806
St. Louis Mining Claims #1, 2, 3 and 4                 #5267        51.446
               containing in all 470.097 acres, more or less

                       INVESTMENT LETTER



                         April 19, 2004


The Board of Directors
VALLEY HIGH MINING COMPANY
3098 South Highland Drive, Suite 323
Salt Lake City, Utah 84106-6001

     RE: Acquisition of 5,000,000 (five million) "restricted" common capital shares of VALLEY HIGH MINING COMPANY, a Nevada corporation ("VALLEY HIGH"), by North Beck Joint Venture, LLC ("North Beck"), a Utah limited liability company

Gentlemen:

     In connection with the execution on this day of a certain Mining Lease by and between VALLEY HIGH MINING COMPANY, a Nevada corporation ("Lessee" or "VALLEY HIGH") and North Beck Joint Venture, LLC, a Utah limited liability company ("Lessor" or "North Beck") by which Lessor is leasing 470.097 acres of mining claims located in the Tintic Mining District of Juab County, State of Utah, to Lessee for five (5) years commencing on this day, April 19, 2004, and pursuant to which Lessor is entitled to receive a total of 5,000,000 (five million) "restricted" shares of VALLEY HIGH, North Beck hereby represents and warrants to VALLEY HIGH as follows:

          1. The 5,000,000 shares of common capital stock of VALLEY HIGH, par value $0.001, (the "Securities") are being acquired by the undersigned for the undersigned's account exclusively without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the "Act"), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

          2. The undersigned, as set forth further below, will not take, or cause to be taken, any action that would cause the undersigned to be deemed an underwriter, as defined in Section 2(11) of the Act, as amended.

          3. The undersigned's managing member is currently an officer and director of the VALLEY HIGH and therefore he is thoroughly familiar with VALLEY HIGH and the nature of its development stage business, including all risks attendant thereto.

          4. The undersigned has had an opportunity to ask questions of, and receive answers from others acting on behalf of the VALLEY HIGH, including professionals such as its auditors or other accountants or expects, to verify the accuracy and completeness of information the undersigned has received while determining whether to enter into the subject Mining Lease with VALLEY HIGH.

          5. By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned and its individual members are capable of evaluating the merits and risks of an investment in VALLEY HIGH.

          6. The undersigned and each of its three members is capable of bearing the economic risks of the subject investment. Moreover, the undersigned's present financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the stock to satisfy any existing or contemplated undertaking, need or indebtedness. Further, the undersigned does not contemplate or foresee a change of circumstances in this regard.

          7. The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Act. It is understood that the definition of an "underwriter" focuses on the concept of "distribution" and that any subsequent disposition of the subject Securities can only be effected in transactions that are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in Rule 144 of the General Rules and Regulations of the Commission promulgated under the Act. After one (1) year from the date the Securities are fully paid for, all as calculated in accordance with Rule 144(d), sales of the Securities in reliance on Rule 144 can only be made in limited amounts in accordance with the terms and conditions of the rule. After two (2) years from the date the Securities are fully paid for, as calculated in accordance with Rule 144(d), they can generally be sold in interstate commerce and otherwise without meeting these conditions, provided the holder is not (and has not been, for the preceding three (3) months) an affiliate of the issuer.

          8. The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Act or under Section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it or its successor-in-interest in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to made Rule 144 available, except as may be expressly agreed to by it in writing; in the event Rule 144 is not available, compliance with some other disclosure exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Act; the issuer's registrar and transfer agent, Atlas Stock Transfer, will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the Securities will bear a legend in substantially the following form so restricting the sale of such
     Securities:

               THE SECURITIES REPRESENTED BY THIS
               CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
               THE SECURITIES ACT OF 1933, AS AMENDED
               (the "Act"), AND ARE "RESTRICTED
               SECURITIES" WITHIN THE MEANING OF RULE 144
               PROMULGATED UNDER THE SECURITIES ACT AND
               MAY NOT BE SOLD OR TRANSFERRED WITHOUT
               COMPLYING WITH RULE 144 IN THE ABSENCE OF
               AN EFFECTIVE REGISTRATION OR OTHER
               COMPLIANCE UNDER THE SECURITIES ACT.

          9. The issuer, VALLEY HIGH, may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a "no action" or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper and permissible; further, unless such letter or opinion states that the Securities are free of any restrictions under the Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as set forth herein. The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

     This Investment Letter shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the VALLEY HIGH and to the personal and legal representatives, heirs, guardians, successors, and permitted assignees of the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Investment Letter on behalf of and by and for Lessor, North Beck Joint Venture, LLC, effective on the 19th day of April, 2004.


                              NORTH BECK JOINT VENTURE, L.L.C.


                              /S/John Michael Coombs
                              By:  John Michael Coombs
                              Its:  Managing Member
                              Signature of Subscriber


                              NORTH BECK JOINT VENTURE, L.L.C.
                              Typed or Printed Name

                              2435 Scenic Drive
                              Residence Address

                              Salt Lake City, Utah  84109-1481
                              City, State and Zip Code